UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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StarTek, Inc.
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Organizational Announcement
To be Sent to the SRT Everyone Email Distribution List After Filing of Preliminary Proxy Statement
May 9, 2018

STARTEK Brand Warriors:

This week, we have publicly shared two pieces of information that are important for you to be aware of. First, we shared our Q1 earnings results yesterday, in which we recapped the two strategic announcements we made within the first quarter regarding Amazon and Aegis. These are truly exciting times for STARTEK, and I am grateful to all of you who have worked so hard to enable the company to achieve such exciting milestones in STARTEK’s history. We are sure to be a force to be reckoned with in the global BPO industry. Second, we filed our initial proxy statement today to solicit shareholder approval of the Aegis transaction to the SEC for review. Part of the proxy process includes naming individuals who will serve in key leadership positions and on the board of directors for the combined entity.

While many decisions about the leadership team are still being thoughtfully considered, I would like to introduce Brand Warrior nation to Lance Rosenzweig who is expected to serve as our future chief executive officer and as a director after the closing of the transaction, which is expected to happen sometime in the third quarter.

I will remain as STARTEK’s president and chief executive officer until the transaction is complete before moving into my new role as chief innovation officer. In this role, I will be focused on building upon the competitive differentiation that Aegis and STARTEK have developed regarding customer engagement to add value to our client relationships and solutions. Additionally, Lance and I will work closely together to ensure a smooth transition for our employees, clients, and shareholders. I’m looking forward to working with Lance and continuing my involvement with the company and employees that I am so proud of. In the meantime, we have much work to do and plenty of new business to win and ramp!

You will learn more about Lance and hear directly from him regarding his vision for the combined entity once the transaction is complete. Until then, here are a few things you need to know about him. Lance currently serves on the boards of Boingo Wireless, a leading WiFi and DAS provider, and Quality Systems, Inc., a leading healthcare IT and revenue cycle management company. He has a strong business background and has spent three decades building a wide range of companies, products, teams, and global operations having founded several companies, including 24/7 Card, Newcastle Group, and Unisite. Lance is also no stranger to Aegis having served as chief executive officer of Aegis USA and chief executive officer PeopleSupport, Inc., which was sold to Aegis. His career experience includes leadership roles as divisional vice president of GE Capital and vice president in the investment banking group of Dean Witter Morgan Stanley. Additionally, he holds a B.S. in industrial engineering from Northwestern University and an M.B.A. in Marketing, Finance, and Information Technology from Northwestern University’s Kellogg School of Management.

Immediately following the close of the transaction, Lance will be joined on the new board of directors by at least eight other leaders - five of which will be designated by Aegis’ current owner, Capital Square Partners, and three of which will be independent directors. I trust you will extend to Lance and our future board of directors the warmest of welcomes and demonstrate the very best of the STARTEK Brand Warrior culture, which I have proudly shared with them.

Once the transaction closes, there will be much work to do to combine our two organizations. Until then, we can’t take our eye off the ball. We must continue to focus on revenue diversification, operating efficiencies, and providing a high level of service to our clients. We must also work diligently to close and ramp new business wins to replace revenue from our high-grading efforts last year. As I’ve said before, this is truly one of the most exciting times in STARTEK’s history. I can’t wait to see what we accomplish together.

Onward and upward!

Chad

Chad Carlson  |  President and CEO

Do Right, Improve, Empathize, Take ownership, Bring it,
…at all times

Additional Information about the Transactions and Where to Find It
This communication is being made in respect of the transactions between STARTEK, CSP and Aegis and the related issuance of the common stock described herein. STARTEK has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) and plans to file with the SEC and furnish to STARTEK’s stockholders a definitive proxy statement for the stockholder meeting that will include a proposal relating to the issuance of common stock to CSP and an amendment of STARTEK’s certificate of incorporation related to the transaction. This communication does not constitute a solicitation of any vote or proxy from any of STARTEK’s stockholders. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the transactions between STARTEK, CSP and Aegis, the issuance of common stock and the proposals to be submitted to the STARTEK stockholders. The proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investor Relations section of STARTEK’s website, www.startek.com, or by directing a written request to StarTek Investor Relations, 8200 E. Maplewood Ave., Suite 100, Greenwood Village, Colorado 80111 or at tel: (303) 262-4500 or email: investor@startek.com.

Participants in the Solicitation
STARTEK and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is included in STARTEK’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018, and in other documents filed with the SEC by STARTEK and its officers and directors.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility. Risks related to the Aegis transaction include failure to obtain the required vote of STARTEK’s shareholders, the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues, difficulties with the successful integration and realization of the anticipated benefits or synergies from the proposed transaction, and the risk that the transaction and its announcement could have an adverse effect on STARTEK’S ability to retain customers and retain and hire key personnel. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2017, the Company’s Form 10-Q for the quarter ended March 31, 2018, and in other filings with the SEC, for further information on risks and uncertainties that could affect STARTEK's business, financial condition and results of operation. STARTEK assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.